SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2016
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (513) 271-3700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
Effective March 24, 2016, Meridian Bioscience, Inc., an Ohio corporation ("Meridian" or the "Company"), Mariner Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company ("Sub"), Magellan Biosciences, Inc., a Delaware corporation ("Magellan"), and Ampersand 2006 Limited Partnership, a Delaware limited partnership in its capacity as Stockholder Representative (the "Stockholder Representative"), entered into an agreement and plan of merger (the "Merger Agreement") and consummated the transactions contemplated by it, including the acquisition of all issued and outstanding shares of common stock of Magellan. Pursuant to the Merger Agreement, Sub merged with and into Magellan (the "Merger") and Magellan is the surviving corporation and became the Company's wholly-owned subsidiary. The Merger Agreement required Meridian to make an upfront cash payment of approximately $66 million subject to a working capital adjustment. $875,000 of this amount will be held in escrow for up to twelve months.
This summary of the Merger Agreement is included solely to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by Magellan, the Company and Sub to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality that may be different from that generally relevant to investors, and are qualified by information disclosed in the Company's public filings as well as in confidential disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Magellan, the Company and Sub rather than to establish matters as facts. The representations and warranties contained in the Merger Agreement are solely for the benefit of the parties to the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of Magellan, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the SEC.
Employment Agreement
Effective March 24, 2016 the Company and Amy Winslow entered into an Executive Employment Agreement (the "Employment Agreement"). Ms. Winslow was the President and Chief Executive Officer of Magellan prior to the Merger. Pursuant to the Employment Agreement Ms. Winslow will serve as an Executive Vice President of the Company and will remain as the President and Chief Executive Officer of Magellan as the Company's wholly-owned subsidiary. The initial term of the Employment Agreement is three years and is subject to automatic extension. Under the Employment Agreement Ms. Winslow will receive an annual base salary of $330,000 and is entitled to cash bonus payments under the Company's Corporate Incentive Plan of up to 120% of her base salary upon the achievement of certain earnings targets and individual performance goals. The Employment Agreement also grants Ms. Winslow under the Company's 2012 Stock Incentive Plan 10,000 stock options (subject to three year pro rata vesting), 5,000 time-based restricted stock units (subject to three year cliff vesting) and 5,000 performance-based restricted stock units (subject to three year pro rata vesting).
The Employment Agreement sets forth confidentiality, non-competition, non-solicitation, benefit and severance provisions. It provides for a payment equal to one times Ms. Winslow's  annual base salary (plus any salary earned but not paid) and annual performance bonus if she is terminated by the Company without Cause or if Ms. Winslow terminates employment for Good Reason.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth under "Merger Agreement" in Item 1.01 is incorporated herein by reference in its entirety.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Effective March 22, 2016, the Company entered into the Sixth Amendment to Loan and Security Agreement (the "Sixth Amendment") by and among Fifth Third Bank, an Ohio banking corporation (the "Bank"), Meridian Bioscience Corporation, an Ohio corporation ("MBC"), Omega Technologies, Inc., an Ohio corporation ("Omega"), Meridian Life Science, Inc., a Maine corporation ("MLS"), and Bioline USA, Inc., a Massachusetts corporation ("Bioline").  MBC, Omega, MLS and Bioline are subsidiaries of Meridian and, collectively with Meridian, are referred to herein as the "Borrowers." The Sixth Amendment provides to the Borrowers a $60 million five-year term loan requiring quarterly principal payments with interest at a variable rate tied to LIBOR and a balloon payment of $37.5 million at the end of five years. The Company and the Bank also entered into an interest rate swap that effectively converts the variable interest rate on the five-year term loan to a fixed rate. The proceeds of the loan are being used for the acquisition of Magellan as described above. The obligations under the Sixth Amendment are secured by substantially all of the Company's assets.
The foregoing descriptions of the Merger Agreement, Employment Agreement and Sixth Amendment do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, Employment Agreement and Sixth Amendment, respectively, which will be filed as exhibits to the Company's next Quarterly Report on Form 10-Q and incorporated by reference herein.
Item 8.01. Other Events.
On March 24, 2016, the Company issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information contained in Item 8.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication regarding the acquisition of Magellan by Meridian, including any statements regarding the synergies, benefits and opportunities of the transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding Meridian's and Magellan's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "anticipate," "believe," "ensure," "expect," "if," "intend," "estimate," "probable," "project," "forecasts," "predict," "outlook," "aim," "will," "could," "should," "would," "potential," "may," "might," "anticipate," "likely," "plan," "positioned," "strategy," and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information is subject to numerous risks and uncertainties, many of which are beyond the control of Meridian, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the diversion of management time on transaction-related issues; ability to successfully integrate the businesses; risk that the transaction and its announcement could have an adverse effect on Magellan's ability to retain customers and retain and hire key personnel; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected; and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this communication may become outdated over time. Meridian does not assume any responsibility for updating any forward-looking statements. Additional information concerning these and other factors can be found in Meridian's filings with the SEC and available through the SEC's Electronic Data Gathering and Analysis Retrieval system at www.sec.gov, including Meridian's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. Meridian assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired: The financial statements required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information: The pro forma financial information required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits
	Exhibit No.	Description

	99.1	Press Release of the Company dated March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: March 24, 2016	By: /s/ Melissa A. Lueke
Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)